Exhibit 10.100

Dated 26 March 2019

EMPEROR HOLDING LTD.
as Guarantor
and
JELCO DELTA HOLDING CORP.
as Lender

__________________________________
GUARANTEE
_________________________________
relating to
a loan agreement dated 26 March 2019
in respect of a loan facility of up to US$7,000,000

INDEX
Clause		Page
1	INTERPRETATION	2
2	GUARANTEE	2
3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR	2
4	EXPENSES	2
5	ADJUSTMENT OF TRANSACTIONS	2
6	PAYMENTS	2
7	INTEREST	3
8	SUBORDINATION	2
9	ENFORCEMENT	2
10	REPRESENTATIONS AND WARRANTIES	4
11	UNDERTAKINGS	5
12	JUDGMENTS	2
13	SUPPLEMENTAL	2
14	NOTICES	2
15	INVALIDITY OF A SECURED AGREEMENT	2
16	GOVERNING LAW AND JURISDICTION	9
EXECUTION PAGE		11

THIS GUARANTEE is made on 26 March 2019
BETWEEN
(1)
EMPEROR HOLDING LTD., a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Guarantor”); and

(2)
JELCO DELTA HOLDING CORP., a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Lender”, which expression includes its successors and assigns).

BACKGROUND
(A)
By a loan agreement dated 26 March 2019 (the “Loan Agreement”) and made between (i) Seanergy Maritime Holdings Corp., as borrower (the “Borrower”) and (i) the Lender as lender, it was agreed that the Lender would make available to the Borrower a loan facility of up to US$7,000,000 (the “Loan”).

(B)
The Guarantor is a wholly owned subsidiary of the Borrower and commercially benefits from the Loan as the Loan provides additional liquidity to the Borrower ensuring that it can meet its current obligations while retaining liquidity available to fund the working capital and other financial requirements of the Guarantor.

(C)	It is a condition precedent to the Lender advancing the Loan to the Borrower under the Loan Agreement that the Guarantor shall execute and deliver to the Lender this Guarantee.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Defined Expressions
Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.
1.2	Construction of certain terms
In this Guarantee:
“bankruptcy” includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country;
“Loan Agreement” means the loan agreement dated 26 March 2019 referred to in Recital (A) above and includes any existing or future amendments, restatements or supplements, whether made with the Guarantor’s consent or otherwise;
“Secured Agreements” means the Loan Agreement, the Finance Documents and all other agreements made between the Borrower and the Lender from time to time; and “Security Period” means the period commencing on the date of the Loan Agreement and ending on the date on which the Lender notifies the Borrower that:

(a)	all amounts which have become due for payment by the Borrower under the Loan Agreement have been paid; and
(b)	no amount is owing or has accrued (without yet having become due for payment) under the Loan Agreement.
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 (Definitions) and 1.3 (Construction of certain terms) of the Loan Agreement apply, with any necessary modifications, to this Guarantee.
2	GUARANTEE
2.1	Guarantee and indemnity
The Guarantor unconditionally and irrevocably:
(a)	guarantees the due payment of all amounts payable by the Borrower under or in connection with each of the Secured Agreements;
(b)	undertakes to pay to the Lender, on the Lender’s demand, any such amount which is not paid by the Borrower when payable; and
(c)
fully indemnifies the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Lender would otherwise have been entitled to recover.

2.2	No limit on number of demands
The Lender may serve more than one demand under Clause 2.1.
2.3	Release of Guarantee
At the end of the Security Period and any similar period under the other Secured Agreements, the Lender will release the Guarantor from its obligations under this Guarantee and, at the request and cost of the Guarantor, return this Guarantee to the Guarantor.
3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR
3.1	Principal and independent debtor
The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.
3.2	Waiver of rights and defences
Without limiting the generality of Clause 3.1, the Guarantor shall neither be discharged by, nor have any claim against the Lender in respect of:
(a)	any amendment or supplement being made to any of the Secured Agreements;
(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, any of the Secured Agreements;

(c)	any release or loss (even though negligent) of any right created by any of the Secured Agreements;
(d)	any failure (even though negligent) promptly or properly to exercise or enforce any such right; or
(e)	any other Secured Agreement now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.
4	EXPENSES
4.1	Costs of preservation of rights, enforcement etc.
The Guarantor shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with any matter arising out of this Guarantee or any security interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a security interest.
5	ADJUSTMENT OF TRANSACTIONS
5.1	Reinstatement of obligation to pay
The Guarantor shall pay to the Lender on its demand any amount which the Lender is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of the Borrower on the ground that a Secured Agreement, or a payment by the Borrower, was invalid or on any similar ground.
6	PAYMENTS
6.1	Method of payments
Any amount due under this Guarantee shall be paid:
(a)	in immediately available funds;
(b)	to such account as the Lender may from time to time notify to the Guarantor;
(c)	without any form of set‑off, cross‑claim or condition; and
(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.
6.2	Grossing-up for taxes
If the Guarantor is required by law to make a tax deduction, the amount due to the Lender shall be increased by the amount necessary to ensure that the Lender receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.
7	INTEREST
7.1	Accrual of interest
Any amount due under this Guarantee shall carry interest after the date on which the Lender demands payment of it until it is actually paid, unless interest on that same amount also accrues under the relevant Secured Agreement.
7.2	Calculation of interest

Interest under this Guarantee shall be calculated and accrue in the same way as interest under Clause 3 (Interest) of the Loan Agreement.
7.3	Guarantee extends to interest payable under each Secured Agreement
For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under each Secured Agreement.
8	SUBORDINATION
8.1	Subordination of rights of Guarantor
After an Event of Default has occurred under any Secured Agreement and the Lender has, by notice to the Guarantor, brought this Clause 8.1 into operation, which notice shall take effect immediately, the Guarantor shall not during the Security Period or such other period while the Borrower continues to have any obligations or liability under any other Secured Agreement:
(a)	claim, or in a bankruptcy of the Borrower prove for, any amount payable to the Guarantor by the Borrower, whether in respect of this Guarantee or any other transaction;
(b)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrower; or
(c)	claim any subrogation or other right in respect of any Secure Agreement or any sum received or recovered by the Lender under a Secured Agreement.
9	ENFORCEMENT
9.1	No requirement to commence proceedings against Borrower
The Lender will not need to commence any proceedings under, or enforce any security interest created by, the Loan Agreement or any other Secured Agreement before claiming or commencing proceedings under this Guarantee.
9.2	Conclusive evidence of certain matters
However, as against the Guarantor:
(a)
any judgment or order of a court in England or in the Republic of the Marshall Islands, the State of New York, the United States or America or Greece in connection with the Loan Agreement or any other Secured Agreement; and

(b)	any statement or admission of the Borrower in connection with the Loan Agreement or any other Secured Agreement, shall be binding and conclusive as to all matters of fact and law to which it relates.
10	REPRESENTATIONS AND WARRANTIES
10.1	General
The Guarantor represents and warrants to the Lender as follows.
10.2	Status
The Guarantor is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

10.3	Corporate power
The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:
(a)	to execute this Guarantee; and
(b)	to make all the payments contemplated by, and to comply with, this Guarantee.
10.4	Consents in force
All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.
10.5	Legal validity and effective Security Interests
This Guarantee:
(a)
constitutes the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms and subject any relevant insolvency laws affecting creditors’ rights generally; and

(b)	creates legal, valid and binding security interests enforceable in accordance with its terms over all the assets to which it relates.
10.6	No conflicts
The execution by the Guarantor of this Guarantee and its compliance herewith will not involve or lead to a contravention of:
(a)	any law or regulation; or
(b)	the constitutional documents of the Guarantor; or
(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.
10.7	No withholding taxes
All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of any pertinent jurisdiction.
10.8	No default
To the knowledge of the Guarantor, no Event of Default has occurred.
10.9	No litigation
No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor’s financial position or profitability.
11	UNDERTAKINGS
11.1	General

The Guarantor undertakes with the Lender to comply with the following provisions of this Clause 11 at all times while during the Security Period and while the Borrower continues to have any obligations or liability under a Secured Agreement, except as the Lender may otherwise permit.
11.2	Creditor notices
The Guarantor will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor’s creditors or any class of them.
11.3	Consents
The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:
(a)	for the Guarantor to perform its obligations under this Guarantee;
(b)	for the validity or enforceability of this Guarantee, and the Guarantor will comply with the terms of all such consents.
11.4	Maintenance of Security Interests
The Guarantor will:
(a)	at its own cost, do all that it reasonably can to ensure that this Guarantee validly creates the obligations and the security interests which it purports to create; and
(b)
without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol this Guarantee with any court or authority in all relevant jurisdictions, pay any stamp, registration or similar tax in all relevant jurisdictions in respect of this Guarantee, give any notice or take any other step which may be or become necessary or desirable for this Guarantee to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any security interest which it creates.

11.5	Notification of litigation
The Guarantor will provide the Lender with details of any legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of this Guarantee.
11.6	Notification of default
The Guarantor will notify the Lender as soon as the Guarantor becomes aware of:
(a)	the occurrence of an Event of Default; or
(b)	any matter which indicates that an Event of Default may have occurred, and will thereafter keep the Lender fully up-to-date with all developments.
11.7	Maintenance of status
The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.
11.8	No disposal of assets, change of business

The Guarantor will not:
(a)	transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or
(b)	make any substantial change to the nature of its business from that existing at the date of this Guarantee.
11.9	No merger etc.
The Guarantor shall not enter into any form of merger, sub-division, amalgamation or other reorganisation.
12	JUDGMENTS
12.1	Judgments relating to a Secured Agreement
This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to a Secured Agreement.
13	SUPPLEMENTAL
13.1	Continuing guarantee
This Guarantee shall remain in force as a continuing security at all times during the Security Period or while the Borrower continues to have any obligations or liability under a Secured Agreement.
13.2	Rights cumulative, non-exclusive
The Lender’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.
13.3	No impairment of rights under Guarantee
If the Lender omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Lender under this Guarantee.
13.4	Severability of provisions
If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.
13.5	Guarantee not affected by other security
This Guarantee shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Lender may now or later hold in connection with the Loan Agreement.

13.6	Guarantor bound by Loan Agreement
The Guarantor agrees with the Lender to be bound by all provisions of the Loan Agreement which are applicable to the Guarantor in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee.
13.7	Applicability of provisions of Guarantee to other security interests
Any security interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 and 15 shall, with any necessary modifications, apply to it, notwithstanding that the document creating the security interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 and 15.
13.8	Applicability of provisions of Guarantee to other rights
Clauses 3 and 15 shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 and 15), being an agreement referring to this Guarantee.
13.9	Guarantor’s approval of Loan Agreement
The Guarantor has read the Loan Agreement and understands and approves all the terms and conditions thereof.
13.10	Third party rights
A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.
14	NOTICES
14.1	Notices to Guarantor
Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or fax at:
154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece
Attention: Mr. Stamatios Tsantanis
Fax No: +30 210 9638404
or to such other address or fax which the Guarantor may notify to the Lender.
14.2	Application of certain provisions of Loan Agreement
Clause 9 (Notices) of the Loan Agreement applies to any notice or demand under or in connection with this Guarantee.
14.3	Validity of demands
A demand under this Guarantee shall be valid notwithstanding that it is served:
(a)	on the date on which the amount to which it relates is payable by the Borrower under the Loan Agreement;

(b)	at the same time as the service of a notice under clause 7.10 (Events of Default) of the Loan Agreement, and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.
14.4	Notices to Lender
Any notice to the Lender under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Lender under the Loan Agreement.
15	INVALIDITY OF A SECURED AGREEMENT
15.1	Invalidity of a Secured Agreement
In the event of:
(a)
a Secured Agreement now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any other reason whatsoever, whether of a similar kind or not; or

(b)
without limiting the scope of paragraph (a), a bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under a Secured Agreement, or a Secured Agreement ceasing to operate (for example, by interest ceasing to accrue); this Guarantee shall cover any amount which would have been or become payable under or in connection with that Secured Agreement if that Secured Agreement had been and remained entirely valid, legal and enforceable, or the Borrower had not suffered bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated;  and references in this Guarantee to amounts payable by the Borrower under or in connection with such Secured Agreement shall include references to any amount which would have so been or become payable as aforesaid.

15.2	Invalidity of Finance Documents
Clause 15.1 also applies to any other Finance Documents to which the Borrower is a party.
16	GOVERNING LAW AND JURISDICTION
16.1	English law
This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
16.2	Exclusive English jurisdiction
Subject to Clause 16.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.
16.3	Choice of forum for the exclusive benefit of the Lender
Clause 16.2 is for the exclusive benefit of the Lender, which reserves the rights:
(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
The Guarantor shall not commence any proceedings in any country other than England in relation to a Dispute.
16.4	Process agent
The Guarantor irrevocably appoints Messrs. E.J.C Album Solicitors, presently of Landmark House, 190 Willifield Way, London, NW11 6YA, England (Attention of Mr. Edward Album Tel: +44 208 455 7653, Fax +44 208 457 5558, e-mail: ejca@mitgr.com), to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.
16.5	Lender’ rights unaffected
Nothing in this Clause 16 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
16.6	Meaning of “proceedings”
In this Clause 16, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.
THIS GUARANTEE has been entered into on the date stated at the beginning of this Guarantee.

EXECUTION PAGE
GUARANTOR

EXECUTED AND DELIVERED AS A DEED
by EMPEROR HOLDING LTD.
acting by Stavros Gyftakis
expressly authorised in accordance with the
laws of the Republic of the Marshall Islands
by virtue of a power of attorney granted
by EMPEROR HOLDING LTD.
on March 26, 2019
such execution being witnessed by
Theodora Mitropetrou

Signature of witness
/s/ Theodora Mitropetrou
) ) ) ) ) ) ) ) )	/s/ Stavros Gyftakis

LENDER

EXECUTED AND DELIVERED AS A DEED
by JELCO DELTA HOLDING CORP.
acting by Alastair Macdonald
expressly authorised in accordance with the
laws of the Republic of the Marshall Islands
by virtue of a power of attorney granted
by JELCO DELTA HOLDING CORP.
on  March 25, 2019
such execution being witnessed by
Karen Campbell

Signature of witness
/s/ Karen Campbell
) ) ) ) ) ) ) ) )	/s/ Alastair Macdonald